EXHIBIT 16


September 4, 2003


Securities and Exchange Commission
Washington, D.C. 20549


Re:  Boss Holdings, Inc.
     File No. 0-23204


Dear Sir or Madam:

We have read Item 4 of the Form 8-K of Boss Holdings, Inc. dated September 2, 2003, and agree with the statements concerning our Firm contained therein.

Very truly yours,


/s/GRANT THORNTON LLP